As filed with the Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CANADIAN PACIFIC RAILWAY LIMITED
(Exact Name of Registrant as Specified in its Charter)

Canada	98-0355078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SUITE 500 401-9TH AVENUE CALGARY, ALBERTA, CANADA T2P 4Z4 (403) 319-7000
(Address of Principal Executive Office)

Stand-Alone Option Agreement Outside of a Plan
(Full title of the plan)

William Tuttle
Soo Line Railroad Company
120 South Sixth Street, Suite 1000
Minneapolis, Minnesota 55402
(612) 904-5966
(Name, address and telephone number, including area code, of agent for service)

Copy to:

ANDREW J. FOLEY
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 AVENUE OF THE AMERICAS
NEW YORK, NY 10019-6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, without par value (including Common Share Purchase Rights)	159,100	$136.45	$21,709,195	$2,961.13

(1)
This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933 as amended, (the “Securities Act”), be deemed to cover such common shares of Canadian Pacific Railway Limited, (the “Common Shares”) that may become issuable pursuant to anti-dilution provisions of the Stand-Alone Option Agreement dated February 4, 2013 between Canadian Pacific Railway Limited and Keith Creel (the “Option Agreement”), or to otherwise prevent dilution resulting from stock splits, stock dividends or similar events.

(2)	Represents the maximum number of Common Shares which may be issued under the Option Agreement.
(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on May 17, 2013, a date within five business days of the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers 159,100 Common Shares reserved for issuance upon the exercise of options granted on February 4, 2013 to Keith Creel in connection with his appointment as President and Chief Operating Officer of Canadian Pacific Railway Limited (the “Registrant”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.          Plan Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.          Registrant Information and Employee Plan Annual Information

The Registrant will provide to Keith Creel a written statement advising him of the availability without charge, upon written or oral request, of the documents incorporated by reference into Item 3 of Part II of this Registration Statement, as required by Item 2 of Part I of Form S-8, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated).  Those documents are incorporated by reference in the Section 10(a) prospectus.  The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b).   Requests should be directed to Canadian Pacific Railway Limited, Suite 500, 401-9th Avenue, Calgary, Alberta, Canada T2P 4Z4, Attention: Corporate Secretary, telephone number (403) 319-7000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference

The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2012.

2.	All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2012; and

3.
The Registrant’s description of its Common Shares and Common Share Purchase Rights, as set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 16, 2001 and amended pursuant to the Registrant’s Registration Statements on Form 8-A/A filed with the Commission on May 12, 2005, May 12, 2008 and May 13, 2011.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.          Description of Securities

Not applicable.

Item 5.          Interests of Named Experts and Counsel

Not applicable.

Item 6.          Indemnification of Directors and Officers

Section 124 of the Canada Business Corporations Act (“CBCA”), which governs the Registrant, provides that the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of their association with the Registrant or other entity; provided that the Registrant may not indemnify an individual referred to above unless the individual (a) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above and the individual is required to repay the moneys if the individual does not fulfill the conditions set out in (a) and (b) above. The Registrant may, with the approval of a court, indemnify an individual referred to above, or advance moneys as referred to above, in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, an individual referred to above is entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfills the conditions set out in (a) and (b) above. A by-law of the Registrant provides that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise by law. The Registrant has entered into indemnity agreements with persons who are or have been directors or officers of the Registrant or who act or have acted, at the specific written request of the Registrant, as directors or officers, or in a similar capacity of another entity (including a partnership, trust, joint venture or other unincorporated entity), to indemnify such person to the fullest extent permitted by the CBCA or otherwise by law.

Item 7.          Exemption From Registration Claimed

Not applicable.

Item 8.          Exhibits

EXHIBIT	DESCRIPTION

4.1
Shareholder Rights Plan Agreement, dated May 12, 2011, between Registrant and Computershare Trust Company of Canada, as Rights Agent, incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A/A filed May 13, 2011.

4.2	Stand-Alone Option Agreement, dated February 4, 2013, between the Registrant and Keith Creel.
5.1	Opinion of Norton Rose Canada LLP, Canadian counsel to the Registrant, regarding the legality of the Common Shares.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte LLP.
23.3	Consent of Norton Rose Canada LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

Item 9.          Undertaking

a.           The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6-Indemnification of Directors and Officers,” or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Canadian Pacific Railway Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, as of May 24, 2013.

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ E. Hunter Harrison
Name: E. Hunter Harrison
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Brian W. Grassby and Paul Guthrie and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated effective May 24, 2013.

Signature	Title

/s/ E. Hunter Harrison	Chief Executive Officer (Principal Executive Officer)
E. Hunter Harrison

/s/ Brian W. Grassby	Senior Vice-President and Chief Financial Officer
Brian W. Grassby	(Principal Financial and Accounting Officer)
/s/ Paul G. Haggis	Chairman of the Board of Directors
Paul G. Haggis

/s/ William A. Ackman	Director
William A. Ackman

/s/ Gary F. Colter	Director
Gary F. Colter
Director
Isabelle Courville
/s/ Paul C. Hilal	Director
Paul C. Hilal
/s/ Krystyna T. Hoeg	Director
Krystyna T. Hoeg

/s/ Richard C. Kelly	Director
Richard C. Kelly
/s/ Rebecca MacDonald	Director
Rebecca MacDonald
/s/ Anthony R. Melman	Director
Anthony R. Melman
/s/ Linda J. Morgan	Director
Linda J. Morgan
Director
Andrew F. Reardon
/s/ Stephen C. Tobias	Director
Stephen C. Tobias

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on May 24, 2013.

SOO LINE RAILROAD COMPANY

By:	/s/ William M. Tuttle
Name: William M. Tuttle
Title: Vice President Corporate

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

4.1
Shareholder Rights Plan Agreement, dated May 12, 2011, between Registrant and Computershare Trust Company of Canada, as Rights Agent, incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A/A filed May 13, 2011.

4.2	Stand-Alone Option Agreement, dated February 4, 2013, between the Registrant and Keith Creel.
5.1	Opinion of Norton Rose Canada LLP, Canadian counsel to the Registrant, regarding the legality of the Common Shares.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte LLP.
23.3	Consent of Norton Rose Canada LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).